UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2017

BLUEFIRE RENEWABLES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52361	20-4590982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25108 Marguerite Parkway A-321

Mission Viejo, CA 92692

(Address of Principal Executive Offices)

(Former name or former address, if changed since last report)

(949) 588-3767

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2017, BlueFire Renewables, Inc., a Nevada Corporation (the “Company”) entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Tarpon Bay Partners, LLC, a Florida limited liability company (“TBP”), pursuant to which the Company agreed to issue common stock to TBP in exchange for the settlement of $999,630.45 (the “Settlement Amount”) of past-due obligations and accounts payable of the Company. TBP purchased the obligations and accounts payable from certain vendors of the Company as described below.

On October 11, 2017, the Circuit Court of Leon County, Florida (the “Court”), entered an order (the “TBP Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with a stipulation of settlement, pursuant to the Settlement Agreement between the Company and TBP, in the matter entitled Tarpon Bay Partners, LLC v. BlueFire Renewables, Inc. (the “TBP Action”). TBP commenced the TBP Action against the Company to recover an aggregate of $999,630.45 of past-due obligations and accounts payable of the Company (the “TBP Claim”), which TBP had purchased from certain vendors of the Company pursuant to the terms of separate receivable purchase agreements between TBP and each of such vendors (the “TBP Assigned Accounts”). The TBP Assigned Accounts relate to certain contractual obligations and legal services provided to the Company. The TBP Order provides for the full and final settlement of the TBP Claim and the TBP Action. The Settlement Agreement became effective and binding upon the Company and TBP upon execution of the TBP Order by the Court on October 11, 2017.

Pursuant to the terms of the Settlement Agreement approved by the TBP Order, on October 11, 2017, the Company agreed to issue to TBP shares (the “TBP Settlement Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”). The Settlement Agreement provides that the TBP Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the TBP Settlement Amount through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act. Pursuant to the Settlement Agreement, TBP may deliver a request to the Company for shares of Common Stock to be issued to TBP (the “TBP Share Request”).

The parties reasonably estimate that the fair market value of the TBP Settlement Shares to be received by TBP is equal to approximately $1,666,000. In connection with the Settlement Agreement, on October 16, 2017, the Company issued 37,000,000 shares of the Company’s common stock to TBP. Additional tranche requests shall be made as requested by TBP until the TBP Settlement Amount is paid in full.

In the event that the Company needs to increase the amount of its authorized common stock to satisfy its obligations under the Settlement Agreement, it will file a proxy statement with it shareholders reccommending an increase in the Company’s authorized shares.

The Settlement Agreement provides that in no event shall the number of shares of Common Stock issued to TBP or its designee in connection with the Settlement Agreement, when aggregated with all other shares of Common Stock then beneficially owned by TBP and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder), result in the beneficial ownership by TBP and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 9.99% of the Common Stock.

The Company has reserved a minimum of 37,319,891 shares of Common Stock to provide for issuances upon full satisfaction of the Settlement Amount. To the extent such shares do not satisfy the Settlement Amount, the Company anticipates taking the necessary steps to ensure it increases its authorized capital stock to meet its obligations under the Settlement Agreement.

The description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth under Item 1.01 of this Current Report, with disclosures incorporated herein by reference.

The issuances of Common Stock pursuant to the terms of the Settlement Agreement, approved by the TBP Order, are exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuances are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, dated September 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFIRE RENEWABLES, INC.

Date: October 16, 2017	By:	/s/ Arnold Klann
	Name:	Arnold Klann
	Title:	Chief Executive Officer